SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or
15(d) of the Securities
Exchange Act of 1934
Date of Report (Date of earliest event reported): May 28, 2010
Santander BanCorp
(Exact name of registrant as specified in its charter)

Puerto Rico	001-15849	66-0573723

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

B-7 Calle Tabonuco, Suite 1800, Guaynabo, Puerto Rico	00968

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (787) 777-4100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.136-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On May 24, 2010, Santander BanCorp (the “Corporation”) and Santander Financial Services, Inc., a wholly owned subsidiary of the Corporation (“Santander Financial”), entered into a collateralized loan agreement (the “Loan Agreement”) with Banco Santander Puerto Rico (the “Bank”). Under the Loan Agreement, the Bank advanced $167 million and $422 million (the “Loans”) to the Corporation and Santander Financial, respectively. The proceeds of the Loans were used to refinance the outstanding indebtedness incurred under a loan agreement dated March 23, 2010 among the Corporation, Santander Financial and the Bank, and for general corporate purposes. The Loans are collateralized by a certificate of deposit in the amount of $589 million opened by Banco Santander, S.A., the parent of the Corporation, at the Bank and provided as security for the Loans pursuant to the terms of a Security Agreement, Pledge and Assignment between the Bank and Banco Santander, S.A. The Corporation and Santander Financial have agreed to pay an annual fee of 0.10% net of taxes, deductions and withholdings to Banco Santander, S.A. in connection with its agreement to collateralize the Loans with the deposit.
     The Loans bear interest at a fixed rate of 1.291% per annum. Interest is payable at maturity of the Loans. The Corporation and Santander Financial did not pay any fee or commission to the Bank in connection with the Loans. The entire principal balance of the Loans is due and payable on July 23, 2010.
     Upon the occurrence and during the continuance of an Event of Default (as defined in the Loan Agreement) under the Loan Agreement, the Bank has the right to declare the outstanding balance of the Loans, together with accrued interest and any other amount owing to the Bank, due and payable on demand or immediately due for payment. In addition, the Corporation and Santander Financial will be required to pay interest on any overdue amounts at a default rate that is equal to the fixed interest rate payable on the Loans plus 2% per annum.
     The Corporation’s and Santander Financial’s obligations to pay interest and principal under the Loan Agreement are several and not joint. However, the Corporation and Santander Financial are jointly and severally responsible for all other amounts payable under the Loan Agreement, including any indemnification payments due to the Bank thereunder.
     The foregoing description is qualified in its entirety by reference to the Loan Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated by reference to this Item 2.03.

Item 9.01	Exhibits
     (d) Exhibits

10.1	Loan Agreement, dated May 24, 2010, among Santander BanCorp, Santander Financial Services, Inc. and Banco Santander Puerto Rico.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 28, 2010

SANTANDER BANCORP
By:	/s/ María Calero
	Name:	María Calero
	Title:	Executive Vice President